CNS RESPONSE, INC.

SUBSCRIPTION AGREEMENT

The undersigned (hereinafter “Subscriber”) hereby confirms his/her/its subscription for the purchase of Units, each Unit to consist of:  (i) 180,000 shares of the Company’s Common Stock (“Shares”), and (ii) a five year non-callable Investor Warrant to purchase 90,000 shares of the Company’s Common Stock, at an exercise price of $0.30 per share (each, an “Investor Warrant” and, collectively, the “Investor Warrants”), on the terms described below:

Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Private Placement Memorandum of the Company, dated as of August 20, 2009, and its attachments thereto (the “Memorandum”).  The Units are sometimes referred to herein as the “Securities.”

In connection with this subscription, Subscriber and the Company agree as follows:

1.           Purchase and Sale of the Units.

(a)           The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, such number of Units at a price of $54,000 per Unit (the “Unit Price”) and for the aggregate subscription amount set forth on the signature page hereto.  The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it.  The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber’s address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription.  The Company reserve the right, in its sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part.  Following the acceptance of this Subscription Agreement by the Company, and the receipt and acceptance by the Company of subscriptions to the Minimum Offering (defined below), the Company shall instruct its transfer agent to issue and deliver to Subscriber (i) a share certificate evidencing the applicable number of Shares subscribed for hereunder against payment in U.S. Dollars of the Purchase Price (as defined below), and (ii) a Common Stock purchase warrant exercisable at $0.30 per share.  If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement.  If this subscription is not accepted by the Company on or before the last day of the Offering Period, this subscription shall be deemed rejected.

(b)           Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for the Units set forth on the signature page hereof in an amount required to purchase and pay for the Units subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to “American Stock Transfer & Trust Co. LLC, as Agent for CNS Response, Inc.”, if delivered by wire transfer, or to the order of “Maxim Group LLC, as Agent for CNS Response, Inc.”, if delivered by check.

(c)           Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of up to $6,426,000 of Units, which offering is being made on an “all or none” basis with respect to $1,512,000 (the “Minimum Amount”) and on a “best efforts” basis with respect to the Maximum Amount, for a minimum of approximately 28 Units (the “Minimum Offering”) and a maximum of approximately 119 Units (the “Maximum Offering”).  Subscriber understands that payments hereunder as to the Minimum Offering will be held in a non-interest bearing escrow account established by the Company with American Stock Transfer & Trust Co. LLC, as escrow agent, and will be released to the Company if subscriptions for the Minimum Offering are received and accepted by the Company within the Offering Period (as described in the Memorandum), including any extended period.  If subscriptions for the Minimum Offering are not received and accepted by the Company within the Offering Period (including any extended period), the funds held in such escrow account will be promptly returned to the subscribers in full without interest or deduction.  If the Company rejects all or a portion of any subscription, a check will be promptly mailed to the subscriber for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription, without interest or deduction. All subscriptions received after subscriptions for the Minimum Offering have been received and accepted by the Company and the Placement Agent will be deposited in such escrow account until accepted by the Company and the Placement Agent, whereupon such subscription proceeds will be released by the escrow agent to the Company.

2.           Representations and Warranties of Subscriber.  Subscriber represents and warrants to the Company and the Placement Agent as follows:

(a)           Subscriber is an “accredited investor” as defined by Rule 501 under the Securities Act of 1933, as amended (the “Act”), and Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Units and has the ability and capacity to protect Subscriber’s interests.

(b)           Subscriber understands that the Securities are not presently registered, but Subscriber is entitled to certain rights with respect to the registration of the common stock underlying the Units (see Section 5 below).  Subscriber understands that the Securities will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the United States Securities and Exchange Commission (the “SEC”) the statutory basis for the exemption claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement or those of other purchasers of the Securities are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

(c)           Subscriber is purchasing the Securities subscribed for hereby for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(d)           Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future and as a result, Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit resales of common stock purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

(e)           Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company, or any authorized person acting on behalf of the Company concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber.  In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with such entity’s management or any authorized person acting on its behalf.  Subscriber has received and reviewed the Memorandum and all the information concerning the Company and the Units, both written and oral, that Subscriber desires.  Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review: (i) copies if all of the Company’s publicly available documents and the Memorandum, and (ii) all information, both written and oral, that Subscriber desires with respect to the Company’s business, management, financial affairs and prospects.  In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of the Company and the business of the Company based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(g) below.  Subscriber understands that no person has been authorized to give any information or to make any representations which were not contained in the Memorandum and Subscriber has not relied on any other representations or information.

(f)           Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement.  This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)           Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber.  Subscriber has relied solely on such advisors and not on any statements or representations of the Company or any of its agents.  Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(h)           This Subscription Agreement and the Confidential Purchaser Questionnaire accompanying this Subscription Agreement do not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

(i)           There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(j)           The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation or by-laws, if applicable, or any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Securities.

(k)           Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

(l)            Subscriber acknowledges that he/she/it has carefully reviewed and considered the risk factors discussed in the “Risk Factors” section of the Memorandum.

(m)          Subscriber recognizes that no federal, state or foreign agency has recommended or endorsed the purchase of the Securities.

(n)           Subscriber is aware that the Securities are and will be, when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Act.

(o)           Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

(p)           In addition, Subscriber understands that the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(q)           Because of the legal restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so.  Any sales, transfers, or other dispositions of the Securities by Subscriber, if any, will be made in compliance with the Act and all applicable rules and regulations promulgated thereunder.

(r)           Subscriber acknowledges that Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(s)           Subscriber represents that: (i) Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the investment, and (ii) (A) Subscriber could be reasonably assumed to have the ability and capacity to protect his/her/its interests in connection with this subscription; or (B) Subscriber has a pre-existing personal or business relationship with either the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(t)           Subscriber further represents that the address of Subscriber set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber’s own account and not, in whole or in part, for the account of any other person; Subscriber is purchasing the Securities for investment and not with a view to the resale or distribution thereof; and that Subscriber has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(u)           Subscriber understands that the Company and the Placement Agent shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds).  This Subscription Agreement is not binding upon the Company until accepted in writing by an authorized officer of the Company.  In the event that this subscription is rejected, then Subscriber’s subscription funds (to the extent of such rejection) will be promptly returned in full without interest thereon or deduction therefrom.

(v)           Subscriber has not been furnished with any oral representation or oral information in connection with the offering of the Securities that is not contained in, or is in any way contrary to or inconsistent with, statements made in the Memorandum and this Subscription Agreement.

(w)          Subscriber represents that Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by the Company.

(x)           Subscriber has carefully read this Subscription Agreement and the Memorandum, and Subscriber has accurately completed the Confidential Purchaser Questionnaire which accompanies this Subscription Agreement.

(y)           No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained in the Memorandum or in this Subscription Agreement.

(z)           Subscriber represents and warrants, to the best of Subscriber’s knowledge, that other than the Placement Agent, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(aa)         Subscriber represents and warrants that Subscriber has:  (i) not distributed or reproduced the Memorandum, in whole or in part, at any time, without the prior written consent of the Company and the Placement Agent, (ii) kept confidential and non-public the existence of the Memorandum and the information contained therein or made available in connection with any further investigation of the Company, and Subscriber has not used such information for the Subscriber’s personal benefit (other than in connection with this subscription), nor has disclosed such information to any third party for any reason, notwithstanding that the Subscriber’s subscription may not be accepted by the Company, and (iii) refrained and shall refrain from trading in the publicly-traded securities of the Company for so long as such recipient has been in possession of the material non-public information contained in the Memorandum.

(bb)         If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made the same after due inquiry to determine the truthfulness of such representations and warranties.

(cc)         If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the Shares as provided herein; (ii) its purchase of the Shares will not result in any violation of, or conflict with, any term or provision of the charter, By-Laws or other organizational documents of Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) the execution and delivery of this Subscription Agreement and Subscriber’s purchase of the Shares has been duly authorized by all necessary action on behalf of the Subscriber; and (iv) all of the documents relating to the Subscriber’s subscription to the Shares have been duly executed and delivered on behalf of the Subscriber and constitute a legal, valid and binding agreement of the Subscriber.

(dd)        The Subscriber acknowledges that if he or she is a registered representative of a FINRA member firm, he or she must give such firm the notice required by the FINRA Rules of Fair Practice, receipt of which must be acknowledged by such firm.

(ee)         The Subscriber understands that all information regarding the Offering is confidential and represents that it will not be used for any purpose other than in connection with his, her or its consideration of a purchase of the Securities and agrees to treat it in a confidential manner.  The Subscriber has not, during the last thirty (30) days prior to the date hereof, directly or indirectly, nor has any party acting on behalf of or pursuant to any understanding with such Subscriber, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16(a)-1(h) under the Exchange Act) with respect to any security of the Company, granted any other right (including, without limitation, any put or call option) with respect to any security of the Company or with respect to any security that includes, relates to, or derives any significant part of its value from any security of the Company or otherwise sought to hedge its positioning of the Company’s Securities.  For purposes of this Section 2(ee), short sales and hedging activities include, without limitation, all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers having the effect of hedging the securities or investment made under this Agreement.  The Subscriber acknowledges and agrees that in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any shares Preferred Stock or the common stock underlying such shares or any other securities exchangeable, convertible or exercisable for shares of Preferred Stock.

(ff)          Subscriber represents and warrants that he/she/it will have no open position in the Company’s common stock at the time a Registration Statement is filed with the SEC to register the Securities (the “Registration Statement”) and is aware of the following Telephone Interpretation in the SEC Manual of Publicly Available Telephone Interpretations (July 1997):

A.65. Section 5

An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective.  One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date.  The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made.  There would, therefore, be a violation of section 5 if the shares were effectively sold prior to the effective date.

(gg)        Subscriber acknowledges that it will execute and deliver to the Company a completed selling stockholder questionnaire in connection with the filing of the Registration Statement, prior to the filing thereof.

(hh)        Subscriber represents and warrants that he/she/it has complied with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, including Regulation M and applicable state securities laws, and will comply at the time of sale pursuant to the Registration Statement

(ii)           The Subscriber acknowledges that the Placement Agent (including any of its members, managers, employees, agents or representatives) has not made any representations or warranties to the Subscriber concerning the Company or any subsidiary and their respective businesses, condition (financial or otherwise) or prospects.

(jj)           The Subscriber understands and agrees that the securities are anticipated to be sold by the Company through the Selling Agent , a licensed broker-dealer, in an “best efforts” offering and that the Company has engaged the Selling Agent to sell the securities on its behalf, and will pay the Selling Agent the fees, expenses and Selling Agent’s Warrants set forth in the Memorandum in connection with the sale of the Securities.

(kk)         The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Subscriber represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>.  In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals  or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph.  The Subscriber agrees to promptly notify the Company and the Selling Agent should the Subscriber become aware of any change in the information set forth in these representations.  The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and Selling Agent may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and Selling Agent or any of the Company’s other service providers.  These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure , or any immediate family  member or close associate of a senior foreign political figure; and

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

3.           Representations and Warranties of the Company.  The Company represents and warrants to Subscriber as follows:

(a)           The Company is duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware and has the requisite power and authority to own its properties and to carry on its business as presently conducted.  The Company is qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material and adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or any of its subsidiaries, taken as a whole (“Material Adverse Effect”).

(b)           The Company has all such corporate power and authority to enter into, deliver and perform this Subscription Agreement.

(c)           All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement.  This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.  The Company has full corporate power and authority necessary to conduct its business as presently conducted and to enter into and deliver the transaction documents and to perform its obligations thereunder.

(d)           In addition to the foregoing, Subscriber shall be entitled to rely on all of the representations, warranties and covenants made by the Company to the Placement Agent in that certain Placement Agency Agreement, as the same may be amended, entered into between the Placement Agent and the Company in connection with the Offering as if such representations, warranties and covenants were made directly to the Subscriber.

(e)           Non Contravention.  None of the execution and delivery of, or performance by the Company under, any of the transaction documents or the consummation of the transactions herein or therein contemplated conflicts with or violates, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under, any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, any term of the certificate of incorporation or by-laws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except where such conflict, violation or creation would not have a Material Adverse Effect.

(f)           Anti-Dilution. The transaction contemplated hereby will not result in the application of any anti-dilution or price protection provisions attributable to any of the Company’s existing and outstanding securities, whether equity, debt or a hybrid thereof.

(g)           Conduct of Business.  The conduct of business by the Company as presently conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as such regulation as is applicable to commercial enterprises generally.  The Company has obtained all requisite licenses, permits and other governmental authorization necessary to conduct its business as presently, and as proposed to be, conducted, except where the failure to obtain such license, permit or other governmental authorization would result in a Material Adverse Effect.

(h)           No Defaults.  No default by the Company exists in the due performance under any material agreement to which the Company is a party or to which any of its assets is subject (collectively, the “Company Agreements”), except where such defaults do not, individually or in the aggregate, have a Material Adverse Effect.  The Company Agreements are in full force and effect in accordance with their respective terms.

(i)            Intellectual Property.  The Company owns all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of its business (collectively, the “Intangibles”).  To the knowledge of the Company, it has not infringed upon the rights of others with respect to the Intangibles and the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, have a Material Adverse Effect.

(j)            Anti-Terrorism.  Neither the sale of the Units by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person.  The Company and its subsidiaries are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

(k)           Capitalization; Additional Issuances.  The issued and outstanding securities of the Company as of August 5, 2009 are as set forth in the Memorandum.  Except as set forth in the Memorandum, as of August 5, 2009 there are no outstanding agreements or preemptive or similar rights affecting the Company’s Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any Common Stock of the Company.

(l)            Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, is required for the execution by the Company of the transaction documents and compliance and performance by the Company of its obligations under the transaction documents, including, without limitation, the issuance and sale of the Securities, other than such consents, approvals and authorizations as shall have been received by the Company as of the closing date.

(m)         The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Act and any applicable state securities laws;

(ii)          have been, or will be, duly and validly authorized and on the date of issuance of the Securities, such Securities will be duly and validly issued, fully paid and non-assessable;

(iii)         will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv)         will have been issued in reliance upon an exemption from the registration requirements of and, assuming the representations and warranties of the Subscriber herein is true and accurate, will have been issued in compliance with Section 5 under the 1933 Act.

(n)         Litigation.  Except as disclosed in the Memorandum, there are no material legal proceedings, other than routine litigation incidental to the business, pending or, to the knowledge of the Company, threatened against or involving the Company or any of its respective property or assets.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company.

4.           Indemnification.  Subscriber agrees to indemnify and hold harmless the Company, the Placement Agent, and their respective officers, directors, employees, shareholders, agents, attorneys, representatives and affiliates, and any person acting for or on behalf of the Company or the Placement Agent, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and disbursements) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Subscription Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company in connection with this investment.  All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription and the Closings.

5.           Registration Rights.

(a)           In consideration of the investment in the Units described in this Subscription Agreement and the Memorandum, the Company hereby grants to the Subscriber, and Subscriber hereby agrees to and accepts from the Company, the registration rights set forth in the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”).

(b)           In connection with the exercise by Subscriber of the registration rights set forth in the Registration Rights Agreement, and with respect to the Securities held by such Subscriber, Subscriber hereby covenants that, prior to filing a Registration Statement or Prospectus (each as defined in Registration Rights Agreement) or any amendments or supplements thereto, Subscriber shall promptly and truthfully complete and execute a selling security-holder questionnaire provided by the Company, and provide any and all such other material information as the Company may require in order to prepare and file such Registration Statement, Prospectus or any amendment or supplement thereto.

6.           Miscellaneous.

(a)           Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b)           Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(c)           Subscriber has read and has accurately completed this entire Subscription Agreement.

(d)           This Subscription Agreement, the Confidential Purchaser Questionnaire and the Investor Warrants, together with the Memorandum, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(e)           Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber’s own attorney regarding this subscription and Subscriber has done so to the extent that Subscriber deems appropriate.

(f)           Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent:  (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid) or (iii) by a recognized overnight delivery service (with charges prepaid).

If to the Company:

CNS Response, Inc.
2755 Bristol St., Suite 285
Costa Mesa, CA  96626
Attn: George Carpenter

With a copy to:

Sonnenschein Nath & Rosenthal LLP
101 JFK Parkway
Short Hills, New Jersey  07078
Attn: Jeffrey A. Baumel, Esq.
Tel: (973) 912-7189

If to the Subscriber, to the Address Set Forth In the Records of the Company

With copies to:

Maxim Group LLC
405 Lexington Avenue
New York, New York  10174
Tel: (212) 895-3500
Fax: (212) 895-3555
Attn:  Andrew Scott

(g)           Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement between the Company and the Subscriber, or otherwise, or any delay by the Company in exercising such right or remedy, will not operate as a waiver thereof.  No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(h)           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company, and its successors and assigns.

(i)            Any legal suit, action or proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York.  The parties hereto hereby:  (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon a party which is mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

(j)            If any provision of this Subscription Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(k)           The parties understand and agree that money damages would not be a sufficient remedy for any breach of this Subscription Agreement by the Company or the Subscriber and that the party against which such breach is committed shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor.  Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Subscription Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

(l)            All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(m)          This Subscription Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
Purchase Price	Number of Units

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

_______ Joint Tenancy	______ Tenants in Common

Signature Page for Partnerships, Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
Total Purchase Price	Number of Units

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

Signature	Print or Type Name and Indicate
Title or Position with Entity

Signature (other authorized signatory)	Print or Type Name and Indicate
Title or Position with Entity

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to _______ Units.

CNS RESPONSE, INC.

By:
Name: George Carpenter
Title: Chief Executive Officer

Date: _______________________, 20__